Exhibit 10.1

RETENTION AND GENERAL RELEASE AGREEMENT

This RETENTION AND GENERAL RELEASE AGREEMENT (the “Agreement”) is made and entered into by and between Joel Thomas (“Employee”) and Pyxus International, Inc. (the “Company”) on the 28th day of June, 2021.

WHEREAS, Employee has given notice that he intends to retire from the Company no later than June 30, 2022, and will resign from the position as Executive Vice President and Chief Financial Officer upon the appointment of his successor, but will remain as an employee in the role of Special Advisor, performing such duties as assigned in the CEO’s discretion, until June 30, 2022 and the Company wants to incentivize Employee to remain employed until such date and to cooperatively assist with transitioning his responsibilities to a new CFO;

WHEREAS, Employee and the Company desire to settle, compromise, and resolve any potential claims Employee may have against the Company;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and the Company agree to the terms and conditions hereinafter set forth:

1.    Retention Payments and Benefits. For and in consideration of the promises, releases, and agreements made herein by Employee, and provided that Employee does not voluntarily leave his employment with the Company and is not fired for Cause prior to June 30, 2022 and makes a good faith effort to cooperatively transition his responsibilities to a new CFO, the Company agrees to pay and provide the Employee the following: a) the gross amount of Three Hundred Thirty One Thousand, Seven Hundred Eighty Eight Dollars and Seventy Five Cents ($331,788.75), payable pro rata in 9 substantially equal installments beginning with July 2022 and ending no later than March 15, 2023; b) continued coverage under the Company’s group health, dental and life insurance plans for Employee and his covered dependents, at the level they were enrolled as of June 30, 2022, through March 31, 2023; and c) a lump sum payment in the gross amount of One Hundred Thousand Dollars ($100,000), to be paid in the first regular payroll date following June 30, 2022. The payments described in subparagraphs a and c herein are collectively hereafter referred to as the “Retention Payments” and the benefits described in subparagraph b herein are referred to as “the Retention Benefits.” An additional condition precedent to payment of any Retention Payments and the provision of the Retention Benefits is that Employee has executed and returned this Agreement to the Company within 21 days after this Agreement is provided to Employee, and does not revoke it. If Employee does not sign and return this Agreement within 21 days, or revokes his signature pursuant to Paragraph 13 below, the Retention Payments and Retention Benefits will not be paid or provided. The Retention Payments will be paid as wages, and all amounts paid shall be subject to legal withholdings and authorized deductions.

Employee acknowledges that the Retention Payments and Retention Benefits are in excess of any benefits to which Employee is otherwise entitled absent his signature and non-revocation of this Agreement.

2.    Termination For Cause. Notwithstanding any other provision of this Agreement to the contrary, the Company may terminate this Agreement and Employee’s employment for Cause at any time. For purposes of this Agreement, “Cause” shall mean reasons which, in the reasonable and good-faith judgement of the Company’s CEO, merits immediate termination of Employee’s employment, and shall include but not be limited to:

a.	Material default or other material breach by Employee of any of the terms or provisions of this Agreement;

b.	Failure by Employee to substantially perform Employee’s duties based on his then current role, as instructed by the CEO and/or under this Agreement, other than by reason of incapacity;

c.	Material misconduct, dishonesty, misrepresentation, insubordination, lack of attention and respect to the business of the Company;

d.	Use of illegal drugs, or use of alcohol such as to interfere with the performance of Employee’s obligation hereunder;

e.	Conviction of or plea of guilty or no contest to a felony or any crime involving moral turpitude;

f.	Employee is censured, sanctioned, or otherwise made subject to disciplinary action by any governmental authority or professional association; or

g.	Employee violates the Company’s Code of Business Conduct.

Limited Opportunity to Cure.    Prior to any termination of Employee pursuant to subsections a or b above, Company shall provide written notice to Employee setting forth the basis for such Cause and, if the defect or breach is curable, provide Employee the opportunity to meet with the CEO to discuss the notice and not less than thirty (30) days and not more than forty-five (45) days to cure the condition; provided however, that multiple notices relating to the same subject matter shall not be required.

3.    AIP and Equity Incentive. Employee acknowledges that he is not eligible for and will not be included as a participant in the Annual Incentive Plan for fiscal year 2022 or 2023, and he is not eligible for any equity grants and will not be included as a participant in the Management Equity Incentive Plan, the Pyxus International, Inc. 2020 Incentive Plan or any other plan of the Company since he will be transitioning out of his executive role.

4.    Final Release. Provided that Employee does not voluntarily leave his employment with the Company or be fired for Cause prior to June 30, 2022 and makes a good faith effort to cooperatively transition his responsibilities to the new CFO and executes and does not revoke a full General Release in substantially the form attached hereto as Exhibit A following his last day of employment, Company agrees to pay Employee an additional lump sum in the gross amount of Four Hundred Thousand Dollars ($400,000) (the “Final Retention Bonus”) in accordance with the terms of Exhibit A attached hereto. Such payment will be treated as wages, and will be paid on the first regular payroll date after June 30, 2022, which occurs at least 10 business days after Employee has signed, returned, and not revoked the General Release.

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5.    Release. For and in consideration of the Retention Payments and the Retention Benefits, the sufficiency of which is hereby acknowledged, Employee agrees, represents, and promises as follows:

For Employee, Employee’s heirs, and executors, Employee irrevocably and unconditionally releases and forever discharges to the fullest extent permitted by law, individually and collectively, the Company, and each of its present and former owners, shareholders, officers, directors, board members, employees, representatives, agents, predecessors, successors, affiliates, subsidiaries, assigns, parent companies, sister companies, any employee benefit plans sponsored or administered by them, and all persons acting by, through, or in concert with them (all hereinafter collectively referred to as “Released Parties”), of and from any and all charges, claims, complaints, demands, liabilities, causes of action, losses, costs, or expenses of any kind whatsoever (including related attorneys’ fees and costs), known or unknown, suspected or unsuspected, that Employee may now have, has ever had, or may have in the future against any one or all of the Released Parties by reason of any act, omission, transaction, or event occurring up to and including the date of this Agreement, including, but not limited to, claims under the Age Discrimination in Employment Act of 1967 (“ADEA”), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, the Post Civil War Civil Rights Act (42 U.S.C. §§ 1981-88), the Equal Pay Act of 1963, the Occupational Safety and Health Act, the Family and Medical Leave Act of 1993, the Worker Adjustment and Retraining Notification Act of 1988, the Sarbanes-Oxley Act of 2002, the Genetic Information Nondiscrimination Act of 2008, the North Carolina Retaliatory Employment Discrimination Act (N.C. Gen. Stat. §§ 95-240 – 95-245), the North Carolina Wage & Hour Act (N.C. Gen. Stat. §§ 95-25.1 – 95-25.25), the United States Constitution and the North Carolina Constitution, all as amended, as well as any other federal, state, or local claim or law relating to wrongful discharge, emotional distress, employment discrimination, harassment, hostile work environment, retaliation, or any claims for breach of contract. Employee understands that by signing this Agreement and accepting the sums of money and benefits described in this Agreement, Employee is waiving his/her right to pursue any and all claims against any of the Released Parties for back pay, severance pay (other than as expressly promised in this agreement), liquidated damages, compensatory damages, punitive damages, or any other losses or other damages to Employee or Employee’s property resulting from any claimed violation of local, state, or federal law or ordinance, including, for example (but not limited to), claims relating to Employee’s employment or the termination of employment or breach of any employment agreement.

Employee expressly waives all claims, including those which Employee does not know or suspect to exist in Employee’s favor as of the date of this Agreement. As used herein, the word “claims” does not include Nonwaivable Claims or Benefit Claims (as defined below), but does include all actions, claims, and grievances, whether actual or potential, known or unknown, and specifically, but not exclusively, including all claims against the Company or any one or all of the Released Parties arising from or relating to Employee’s employment with the Company, the termination thereof or any other conduct by the Company or any of the Released Parties occurring on or before the date Employee signs this Agreement. All such claims are forever barred by this

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Agreement whether they arise in contract or tort or under a statute or any other law. Employee expressly waives any rights or benefits under any law or judicial decision which provides in substance or effect that a general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release.

It is expressly understood and agreed by the parties that this Agreement is in full accord, satisfaction, and discharge of any and all doubtful and/or disputed claims by Employee against the Company and/or any or all of the Released Parties, and that this Agreement has been signed with the express intent of extinguishing all claims (other than Benefit Claims and Nonwaivable Claims), obligations, actions, or causes of action as herein described.

Notwithstanding anything in the foregoing paragraphs, this Agreement does not waive Benefit Claims or Nonwaivable Claims. For purposes of this Agreement, “Benefit Claims” are claims for the payment of vested, accrued benefits, if any, which Employee is entitled to receive under the Company’s tax-qualified retirement, pension, supplemental executive retirement plan and 401(k) plans, and claims for reimbursement or payments with respect to claims properly incurred by Employee or Employee’s covered dependents while covered by the Company’s group health plans. For purposes of this Agreement, “Nonwaivable Claims” are claims that are prohibited by federal or state law from being released or waived in this Agreement, such as claims for unemployment benefits, claims for workers’ compensation benefits, or claims for occupational disease/occupational disability benefits.

Employee does not waive any claims that may arise under the ADEA after the date this Agreement is signed. Further, for the avoidance of doubt, Employee does not waive or release any of the Company’s obligations under this Agreement or any right to make a claim based on the Company’s failure to perform its obligations under this Agreement.

6.    Misconduct. In the event that the Company’s Board of Directors determines in good faith and based upon objective evidence that Employee has (i) materially violated the Company’s Code of Conduct (as in effect from time to time) and that such violation has caused material harm to the Company; (ii) violated any law related to the performance of his job responsibilities and thereby materially injured or damaged the business reputation or prospects of the Company or its subsidiaries or affiliates; or (iii) engaged in intentional misconduct that caused, or materially contributed to, the need for a substantial restatement (voluntary or required) of the Company’s financial statements filed with the Securities and Exchange Commission (the foregoing enumerated items being hereinafter referred to, individually or collectively, as a “Prohibited Activity”), the Employee will forfeit any right to unpaid portions of the Retention Payments and Final Retention Bonus, and the Company has the right to compel Employee to disgorge any part of the Retention Payments and Final Retention Bonus that has already been paid, provided that any such forfeiture or demand for disgorgement must occur within two years following the Board of Director’s discovery of the Prohibited Activity and no later than January 1, 2024. The Company must provide Employee with at least 30 days advance written notice of its initial determination that Prohibited Activity has occurred and must include in such notice a summary of the evidence upon which the Company has relied in reaching that conclusion, and allow Employee the opportunity to meet with the Board to respond to such notice within 30 days after written notice is provided to him. Notice via e-mail to Employee at the most recent address provided by Employee to the HR Department is sufficient written notice under this paragraph. The Company represents and warrants that its Officers and members of the Board of Directors do not at present have any knowledge of any such Prohibited Activity by Employee.

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7.    Restrictive Covenant. Employee understands that the nature of Employee’s position gives the Employee access to and knowledge of Confidential Information and places the Employee in a position of trust and confidence with the Company and its subsidiaries and affiliates (hereafter “the Company Group”). Employee further understands and acknowledges that the Company’s ability to reserve the Confidential Information for the exclusive knowledge and use of the Company Group is of great competitive importance and commercial value to the Company Group and that improper use or disclosure by the Employee is likely to result in unfair or unlawful competitive activity.

Because of the Company Group’s legitimate business interest as described in this Agreement and the good and valuable consideration offered to Employee, the receipt and sufficiency of which is acknowledged, during the term of Employee’s employment and for nine (9) months following Employee’s separation of employment from the Company by either party for any reason (the “Restricted Period”), the Employee agrees and covenants not to engage in Prohibited Activity within the United States or any other country in which any entity of the Company Group operated during the 12 months preceding the termination of Employee’s employment (“Restricted Territory”).

For purposes of this non-compete clause, “Prohibited Activity” is activity in which the Employee provides services similar to those he provided to the Company during his employment, directly or indirectly, in whole or in part, as an employee, employer, owner, operator, manager, advisor, consultant, contractor, agent, partner, director, stockholder, officer, volunteer, intern, or any other similar capacity to Universal Corporation or any of its subsidiaries or affiliates. Prohibited Activity also includes activity that may require or inevitably require disclosure of trade secrets, proprietary information, or Confidential Information.

Nothing in this Agreement shall prohibit Employee from purchasing or owning less than five percent (5%) of the publicly traded securities of any corporation, provided that such ownership represents a passive investment and that Employee is not a controlling person of, or a member of a group that controls, such corporation.

This Section does not, in any way, restrict or impede Employee from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. The Employee shall promptly provide written notice of any such order to Laura Jones.

8.    Employee’s Rights. Employee also understands and agrees that, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended to or shall prevent, impede, or interfere with his ability or right to file a charge or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, and/or any other federal, state, or local governmental entity, but he acknowledges that he waives herein any right he has and/or may have to any victim-specific relief (including monetary relief) from Company and the Released Parties for any charge, claim, or complaint filed by him or filed on his behalf.

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9.    No Assignment, Claims, Charges, or Actions. Employee represents Employee has no pending lawsuits, arbitrations, charges, or proceedings of any kind against the Company or any of the Released Parties in any forum or before any agency. Employee further represents Employee has not assigned to any person or entity anything Employee releases under this Agreement, and no other person or entity has a right to anything Employee releases under this Agreement. Employee further represents Employee has the full right to enter into this Agreement.

10.    Nondisparagement. Employee agrees Employee will not disparage or defame the Company or any of the Released Parties, or their products, services, officers, directors, board members, employees, programs, or business activities. The Company agrees that it will instruct its Officers not to disparage or defame Employee. This Agreement does not prevent Employee or Company from providing truthful information in response to a lawfully issued subpoena, or to any state or federal agency with jurisdiction over Employee. Employee agrees and acknowledges any prohibited disparagement or defamation by Employee shall constitute a violation of the terms of the Agreement and shall entitle the Company to immediately cease payments of any future, unpaid portions of the Retention Payments, Retention Benefits, and the Final Retention Bonus described in Paragraphs 1 and 4 of this Agreement. The forfeiture of such monies and benefits by Employee shall not relieve Employee’s obligations as recited in this Agreement.

11.    Confidentiality. Employee agrees that he remains bound by the Additional Conditions of Employment, which contains Employee’s Confidentiality and Non-Disclosure Agreement, Assignment of Intellectual Property, Photograph, Film, and Sound Recording Release, and General Provisions, that Employee executed with Alliance One International, Inc. on or about April 12, 2018 in exchange for certain monetary consideration to which Employee agrees he was not otherwise entitled.

12.    Additional Acknowledgements. Employee acknowledges:

•	I have read this Agreement, and I understand its legal and binding effect. I am knowingly and voluntarily executing this Agreement of my own free will.

•	The monies paid to me for the claims being released in this Agreement are in excess of any benefits to which I am otherwise entitled.

•	No other promises or agreements of any kind have been made to or with me by any person or entity to cause me to sign this Agreement.

•	I have had the opportunity to seek, and the Company has expressly advised me in writing to consult with, an attorney and to seek legal counsel prior to signing this Agreement.

•	I have been advised that I have at least 21 days from the date I received this document to consider the consideration being offered to me and the terms of this Agreement.

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•

I understand that in signing this Agreement, I am releasing the Released Parties from any and all claims I may have against them, including, but not limited to, claims under the Age Discrimination in Employment Act.

13.    Revocation of Signature. Employee understands that he can change his mind and revoke his signature on this Agreement within seven days after signing it by delivering notice of such revocation to Laura Jones. Employee understands that, unless properly revoked by him during the seven-day period, this Agreement will become effective on the eighth day after he signs this Agreement. Employee understands that if he revokes his signature, the Retention Payments, Final Retention Bonus, and Retention Benefits described in Paragraphs 1 and 4 will not be paid to him.

14.    Severability. All provisions of this Agreement are severable, and if any of them is determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain effective to the fullest extent permitted by law.

15.    No Admission of Liability. The parties to this Agreement agree and acknowledge this Agreement does not constitute an admission of liability, violation of law, breach of contract, or wrongdoing on the part of any party to this Agreement.

16.    Entire Agreement; Persons/Entities Bound by the Agreement. This Agreement sets forth the entire understanding of the parties to this Agreement; provided however, that nothing herein modifies, supersedes, voids, or otherwise alters the Additional Conditions of Employment, which contains Employee’s Confidentiality and Non-Disclosure Agreement, Assignment of Intellectual Property, Photograph, Film, and Sound Recording Release, and General Provisions, signed by Employee on April 12, 2018, which shall remain in full force and effect. All prior negotiations are merged into this Agreement. All understandings and agreements are expressly set forth herein. No party has made any settlement, representation, warranty, or other commitment in connection with the issues addressed in this Agreement that has not been expressly set forth herein. No party has relied upon or been induced by any agreement, representation, warranty, or other commitment from another party that has not been expressly set forth herein. This Agreement shall be binding upon and inure to the benefit of Employee and to the benefit of each of the Released Parties and their respective successors and assigns.

17.    Amendments. No amendment, modification, termination, or waiver of all or any part of the Agreement shall be valid unless the same is in writing and signed by all parties hereto.

18.    No Waiver. No failure or delay by any party to enforce any right specified by this Agreement will operate as a waiver of such right, nor will any single or partial exercise of a right preclude any further or later enforcement of the right.

19.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of North Carolina. Some or all payments to be made in accordance with Paragraph 1 are intended to be short-term deferrals and/or separation pay due to participation in a window plan exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) under Treasury Regulation section 1.409A-1(b)(4) or section 1.409A-1(b)(9), and this

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Agreement shall be interpreted to provide that such payments shall, to the maximum extent possible, be administered consistently with such exemptions. Any payments that are deemed to be deferred compensation subject to the requirements of Section 409A, shall be interpreted and administered in accordance with the requirements of Section 409A.

20.    Timing. Employee must sign and return this Agreement, if at all, within 21 days of the date the Company provides it to Employee. Nothing in this Paragraph shall be construed to limit the 21-day period Employee has to review this Agreement or the seven-day period Employee has to revoke Employee’s signature on this Agreement should Employee choose to sign it.

EMPLOYEE ACKNOWLEDGES AND AGREES EMPLOYEE HAS BEEN ADVISED THIS AGREEMENT IS A BINDING LEGAL DOCUMENT, AND EMPLOYEE HAS HAD ADEQUATE TIME AND REASONABLE OPPORTUNITY TO REVIEW IT, AND THAT IN EXECUTING THIS AGREEMENT EMPLOYEE HAS ACTED VOLUNTARILY AND HAS NOT RELIED UPON ANY REPRESENTATION MADE BY ANY OF THE RELEASED PARTIES OR THEIR REPRESENTATIVES REGARDING THIS AGREEMENT’S SUBJECT MATTER OR EFFECT.

AGREED AND UNDERSTOOD:

Pyxus International, Inc.

/s/ Joel L. Thomas		By:	/s/ J. Pieter Sikkel
Joel Thomas

Date:	June 28, 2021	Date:	June 28, 2021

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Exhibit A

GENERAL RELEASE AGREEMENT

This GENERAL RELEASE AGREEMENT (the “Agreement”) is made and entered into by and between Joel Thomas (“Employee”) and Pyxus International, Inc. (the “Company”).

WHEREAS, Employee gave notice that he intended to resign his position as Executive Vice President and Chief Financial Officer upon the appointment of his successor, and to retire from employment with the Company no later than June 30, 2022 (“the Resignation Date”) and the Company wanted to incentivize Employee to remain employed until such date and to cooperatively assist with transitioning his responsibilities to a new CFO; and

WHEREAS, Employee and the Company desire to settle, compromise, and resolve any potential claims Employee may have against the Company;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and the Company agree to the terms and conditions hereinafter set forth:

1.

Final Retention Bonus. For and in consideration of the promises, releases, and agreements made herein by Employee, and provided that Employee executes and does not revoke this Agreement and returns it to the Company within 21 days after this Agreement is provided to Employee, the Company shall pay Employee a lump sum payment in the gross amount of Four Hundred Thousand Dollars ($400,000), which will be paid in the first regular payroll date which occurs at least 10 days after Employee signs and does not revoke this Agreement and returns this Agreement to the Company within 21 days after it has been provided to Employee. The Final Retention Bonus will be paid as wages, and all amounts paid shall be subject to legal withholdings and authorized deductions. For the avoidance of doubt, this Final Retention Bonus is the same as, and not in addition to, the Final Retention Bonus described in Paragraph 4 of the Retention and General Release Agreement executed by Employee and Company in June 2021.

Employee acknowledges that the Final Retention Bonus is in excess of any benefits to which Employee is otherwise entitled absent his signature and non-revocation of this Agreement.

2.	Release. For and in consideration of the Final Retention Bonus, the sufficiency of which is hereby acknowledged, Employee agrees, represents, and promises as follows:

For Employee, Employee’s heirs, and executors, Employee irrevocably and unconditionally releases and forever discharges to the fullest extent permitted by law, individually and collectively, the Company, and each of its present and former owners, shareholders, officers, directors, board members, employees, representatives, agents, predecessors, successors, affiliates, subsidiaries, assigns, parent companies, sister companies, any employee benefit plans sponsored or administered by them, and all persons acting by, through, or in concert with them (all hereinafter collectively referred to as “Released Parties”), of and from any and all charges, claims, complaints, demands, liabilities, causes of action, losses, costs, or expenses of any kind whatsoever (including related attorneys’ fees and costs), known or unknown, suspected or unsuspected, that Employee may now have, has ever had, or may have in the future against any one or all of the Released

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Parties by reason of any act, omission, transaction, or event occurring up to and including the date of this Agreement, including, but not limited to, claims under the Age Discrimination in Employment Act of 1967 (“ADEA”), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, the Post Civil War Civil Rights Act (42 U.S.C. §§ 1981-88), the Equal Pay Act of 1963, the Occupational Safety and Health Act, the Family and Medical Leave Act of 1993, the Worker Adjustment and Retraining Notification Act of 1988, the Sarbanes-Oxley Act of 2002, the Genetic Information Nondiscrimination Act of 2008, the North Carolina Retaliatory Employment Discrimination Act (N.C. Gen. Stat. §§ 95-240 – 95-245), the North Carolina Wage & Hour Act (N.C. Gen. Stat. §§ 95-25.1 – 95-25.25), the United States Constitution and the North Carolina Constitution, all as amended, as well as any other federal, state, or local claim or law relating to wrongful discharge, emotional distress, employment discrimination, harassment, hostile work environment, retaliation, or any claims for breach of contract. Employee understands that by signing this Agreement and accepting the sums of money and benefits described in this Agreement, Employee is waiving his/her right to pursue any and all claims against any of the Released Parties for back pay, severance pay (other than as expressly promised in this agreement), liquidated damages, compensatory damages, punitive damages, or any other losses or other damages to Employee or Employee’s property resulting from any claimed violation of local, state, or federal law or ordinance, including, for example (but not limited to), claims relating to Employee’s employment or the termination of employment or breach of any employment agreement.

Employee expressly waives all claims, including those which Employee does not know or suspect to exist in Employee’s favor as of the date of this Agreement. As used herein, the word “claims” does not include Nonwaivable Claims or Benefit Claims (as defined below), but does include all actions, claims, and grievances, whether actual or potential, known or unknown, and specifically, but not exclusively, including all claims against the Company or any one or all of the Released Parties arising from or relating to Employee’s employment with the Company, the termination thereof or any other conduct by the Company or any of the Released Parties occurring on or before the date Employee signs this Agreement. All such claims are forever barred by this Agreement whether they arise in contract or tort or under a statute or any other law. Employee expressly waives any rights or benefits under any law or judicial decision which provides in substance or effect that a general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release.

It is expressly understood and agreed by the parties that this Agreement is in full accord, satisfaction, and discharge of any and all doubtful and/or disputed claims by Employee against the Company and/or any or all of the Released Parties, and that this Agreement has been signed with the express intent of extinguishing all claims (other than Benefit Claims and Nonwaivable Claims), obligations, actions, or causes of action as herein described.

Notwithstanding anything in the foregoing paragraphs, this Agreement does not waive Benefit Claims or Nonwaivable Claims. For purposes of this Agreement, “Benefit Claims” are claims for the payment of vested, accrued benefits, if any, which Employee is entitled to receive under the Company’s tax-qualified retirement, pension, supplemental executive retirement plan and 401(k) plans, and claims for reimbursement or payments with respect to claims properly incurred by Employee or Employee’s covered dependents while covered by the Company’s group

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health plans. For purposes of this Agreement, “Nonwaivable Claims” are claims that are prohibited by federal or state law from being released or waived in this Agreement, such as claims for unemployment benefits, claims for workers’ compensation benefits, or claims for occupational disease/occupational disability benefits.

Employee does not waive any claims that may arise under the ADEA after the date this Agreement is signed. Further, for the avoidance of doubt, Employee does not waive or release any of the Company’s obligations under this Agreement or any right to make a claim based on the Company’s failure to perform its obligations under this Agreement.

3.

Employee’s Rights. Employee also understands and agrees that, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended to or shall prevent, impede, or interfere with his ability or right to file a charge or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, and/or any other federal, state, or local governmental entity, but he acknowledges that he waives herein any right he/she has and/or may have to any victim-specific relief (including monetary relief) from the Company and the Released Parties for any charge, claim, or complaint filed by him or filed on his behalf.

4.

No Assignment, Claims, Charges, or Actions. Employee represents Employee has no pending lawsuits, arbitrations, charges, or proceedings of any kind against the Company or any of the Released Parties in any forum or before any agency. Employee further represents Employee has not assigned to any person or entity anything Employee releases under this Agreement, and no other person or entity has a right to anything Employee releases under this Agreement. Employee further represents Employee has the full right to enter into this Agreement.

5.

Nondisparagement. Employee agrees Employee will not disparage or defame the Company or any of the Released Parties, or their products, services, officers, directors, board members, employees, programs, or business activities. The Company agrees that it will instruct its Officers not to disparage or defame Employee. This Agreement does not prevent Employee or the Company from providing truthful information in response to a lawfully issued subpoena, or to any state or federal agency with jurisdiction over Employee. Employee agrees and acknowledges any prohibited disparagement or defamation by Employee shall constitute a violation of the terms of the Agreement and shall require Employee to return and forfeit to the Company any amount of the Final Retention Bonus described in Paragraph 1 of this Agreement that has been paid to Employee. The forfeiture of such monies by Employee shall not relieve Employee’s obligations as recited in this Agreement.

6.	Confidentiality.

Employee agrees that Employee remains bound by the Additional Conditions of Employment, which contains Employee’s Confidentiality and Non-Disclosure Agreement, Assignment of Intellectual Property, Photograph, Film, and Sound Recording Release, and General Provisions, that Employee executed with Alliance One International, Inc. on or about April 12, 2018 in exchange for certain monetary consideration to which Employee agrees he was not otherwise entitled.

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7.	Additional Acknowledgements. Employee acknowledges:

•	I have read this Agreement, and I understand its legal and binding effect. I am knowingly and voluntarily executing this Agreement of my own free will.

•	The monies paid to me for the claims being released in this Agreement are in excess of any benefits to which I am otherwise entitled.

•	No other promises or agreements of any kind have been made to or with me by any person or entity to cause me to sign this Agreement.

•	I have had the opportunity to seek, and the Company has expressly advised me in writing to consult with, an attorney and to seek legal counsel prior to signing this Agreement.

•	I have been advised that I have at least 21 days from the date I received this document to consider the consideration being offered to me and the terms of this Agreement.

•

I understand that in signing this Agreement, I am releasing the Released Parties from any and all claims I may have against them, including, but not limited to, claims under the Age Discrimination in Employment Act.

8.

Revocation of Signature. Employee understand that he can change his mind and revoke his signature on this Agreement within seven days after signing it by delivering notice of such revocation to Laura Jones. Employee understands that, unless properly revoked by him during the seven-day period, this Agreement will become effective on the eighth day after he signs this Agreement. Employee understands that if he revokes his signature, the Final Retention Bonus described in Paragraph 1 will not be paid to him.

9.

Severability. All provisions of this Agreement are severable, and if any of them is determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain effective to the fullest extent permitted by law.

10.

No Admission of Liability. The parties to this Agreement agree and acknowledge this Agreement does not constitute an admission of liability, violation of law, breach of contract, or wrongdoing on the part of any party to this Agreement.

11.

Entire Agreement; Persons/Entities Bound by the Agreement. This Agreement, and the Retention and General Release Agreement that Employee executed in June 2021, set forth the entire understanding of the parties to this Agreement; provided however, that nothing herein modifies, supersedes, voids, or otherwise alters the Additional Conditions of Employment, which contains Employee’s Confidentiality and Non-Disclosure Agreement, Assignment of Intellectual Property, Photograph, Film, and Sound Recording Release, and General Provisions, signed by Employee on April 12, 2018, which shall remain in full force and effect.

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All prior negotiations are merged into this Agreement. All understandings and agreements are expressly set forth herein. No party has made any settlement, representation, warranty, or other commitment in connection with the issues addressed in this Agreement that has not been expressly set forth herein. No party has relied upon or been induced by any agreement, representation, warranty, or other commitment from another party that has not been expressly set forth herein. This Agreement shall be binding upon and inure to the benefit of Employee and to the benefit of each of the Released Parties and their respective successors and assigns.

12.	Amendments. No amendment, modification, termination, or waiver of all or any part of the Agreement shall be valid unless the same is in writing and signed by all parties hereto.

13.

No Waiver. No failure or delay by any party to enforce any right specified by this Agreement will operate as a waiver of such right, nor will any single or partial exercise of a right preclude any further or later enforcement of the right.

14.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of North Carolina. Some or all payments to be made in accordance with Paragraph 1 are intended to be short-term deferrals and/or separation pay due to participation in a window plan exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) under Treasury Regulation section 1.409A-1(b)(4) or section 1.409A-1(b)(9), and this Agreement shall be interpreted to provide that such payments shall, to the maximum extent possible, be administered consistently with such exemptions. Any payments that are deemed to be deferred compensation subject to the requirements of Section 409A, shall be interpreted and administered in accordance with the requirements of Section 409A.

15.

Timing. Employee must sign and return this Agreement, if at all, within 21 days of the date the Company provides it to Employee to review or within 5 days of Employee’s last day of employment (whichever is later), but in any event not before Employee’s last day of employment. Nothing in this Paragraph shall be construed to limit the 21-day period Employee has to review this Agreement or the seven-day period Employee has to revoke Employee’s signature on this Agreement should Employee choose to sign it.

EMPLOYEE ACKNOWLEDGES AND AGREES EMPLOYEE HAS BEEN ADVISED THIS AGREEMENT IS A BINDING LEGAL DOCUMENT, AND EMPLOYEE HAS HAD ADEQUATE TIME AND REASONABLE OPPORTUNITY TO REVIEW IT, AND THAT IN EXECUTING THIS AGREEMENT EMPLOYEE HAS ACTED VOLUNTARILY AND HAS NOT RELIED UPON ANY REPRESENTATION MADE BY ANY OF THE RELEASED PARTIES OR THEIR REPRESENTATIVES REGARDING THIS AGREEMENT’S SUBJECT MATTER OR EFFECT.

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AGREED AND UNDERSTOOD:

Pyxus International, Inc.

By:
Joel Thomas

Date:	Date:

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